UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 11, 2018

KemPharm, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36913	20-5894398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Crosspark Road, Suite E126 Coralville, IA		52241
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (319) 665-2575

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 1.01          Entry into a Material Definitive Agreement.

On June 11, 2018, KemPharm, Inc., a Delaware corporation (the “Company”), entered into a Facility Agreement Waiver and Fifth Amendment to Senior Secured Convertible Note (the “Amendment”) with Deerfield Private Design Fund III, L.P. (“Deerfield”).  The Amendment, among other things, provides that (i) $3,333,333.00 of the principal amount, plus $168,287.67 of accrued interest, of that certain senior secured convertible note in the principal amount of $10,000,000.00 issued by the Company to Deerfield on June 2, 2014 (as amended, the “Note”) pursuant to the terms of that certain Facility Agreement (as amended, the “Facility Agreement”), by and between the Company and Deerfield, dated as of June 2, 2014, is converted into 598,568 shares of the Company’s Common Stock (the “Shares”), with such principal conversion amount being applied against and in full satisfaction of the amortization payment due June 2, 2018; (ii) Deerfield waives specified rights under the Facility Agreement with regards to such principal and interest amount; and (iii) amends specified provisions of the Note as they relate to the delivery of shares of the Company’s Common Stock in connection with any conversion of the Note. Except as modified by the Amendment, all terms and conditions of the Facility Agreement and Note remain in full force and effect. The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, which is filed as an exhibit to this Current Report on Form 8-K (the “Report”) and incorporated herein by reference.

Item 3.02           Unregistered Sales of Equity Securities.

The Shares were offered and will be issued to Deerfield under the Amendment in a transaction exempt from registration in reliance on Section 3(a)(9) the Securities Act of 1933, as amended (the “Securities Act”),and in reliance on similar exemptions under applicable state laws.

The Shares were issued upon conversion of $3,333,333.00 of the principal amount, and $168,287.67 of accrued interest, of the Note at a price per Share of $5.85.

The Shares have not been registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration with the U.S. Securities and Exchange Commission or an applicable exemption from such registration requirements. Neither this Report nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy Shares or any other securities of the Company.

Additional information regarding the issuance of the Shares is included under Item 1.01 of this Report and is incorporated herein by reference.

Item 9.01          Financial Statement and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Facility Agreement Waiver and Fifth Amendment to Senior Secured Convertible Note by and between the Company and Deerfield Private Design Fund III, L.P., dated as of June 11, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KemPharm, Inc.

Date: June 11, 2018	By:	/s/ R. LaDuane Clifton
R. LaDuane Clifton, CPA
Chief Financial Officer, Secretary and Treasurer